EXHIBIT 99.1
APRIL 30, 2020
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2020 Results

Hammond, Louisiana, April 30, 2020 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending March 31, 2020.

2020 got off to a great start as the momentum of 2019 carried over and built. In 2019, we developed a strategy to significantly reduce our cost of funds following the basic tenet that lower cost results in greater profit on the same income. Our strong start to 2020 included both more income and lower cost therefore, more profit. Loan interest income for the first quarter of 2020 increased 21.5% over loan interest income for the first quarter of 2019 as total loans increased from $1,298,156,000 as of March 31, 2019 to $1,544,132,000 as of March 31, 2020. This was an increase of 18.9% year over year. As noted above, in spite of falling interest rates, the loan interest income increased by 21.5%.

On the other hand, in the first quarter of 2020 interest expense totaled $7,514,000 as opposed to $7,382,000 for the same period of 2019. This was an increase of only 1.8%. As a result of the dramatic improvement in the income/expense ratio, we were able to increase our net interest income after provision for loan losses from $13,806,000 as of March 31, 2019 to $16,679,000 as of March 31, 2020, an increase of 20.8%. This increase of 20.8% was in spite of an increase in our provision for loan loss from $787,000 as of March 31, 2019 to $1,245,000 as of March 31, 2020.

In addition to the significant improvement on the interest income side, our non-interest income as of March 31, 2020 totaled $2,425,000 compared to $1,301,000 as of March 21, 2019, an increase of 86.4%.

The bottom line is that earnings for each share on your stock for the first quarter of the year increased from $0.32 per share for 2019 to $0.39 per share for 2020, an increase of 21.9%. The book value of each of your shares increased from $15.96 as of March 31, 2019 to $17.35 as of March 31, 2020, an increase of $1.39 per share. On March 31, 2020, a dividend of $0.16 per share was paid for each share of your stock, with that cash dividend being the 107th consecutive quarterly dividend paid by First Guaranty Bancshares, Inc. We have made substantial progress towards our goals of building a fortress balance sheet and enhancing shareholder value.

The invasion of the Coronavirus has presented us with new hurdles to overcome; however, we have moved quickly and decisively to assist our customers and employees to provide loan deferments and low cost relief loans to minimize the harm. We have also moved quickly to enroll as many of our customers as possible in the Payroll Protection Plan (PPP) that has been instituted by the Treasury Department and the SBA. We have also moved to ensure that First Guaranty Bank has available the liquidity and the resources needed to handle the situation. We do not intend to allow this crisis to interfere with our progress at First Guaranty Bancshares, Inc.

If you have any questions, please do not hesitate to contact me at (985)375-0350.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $2.3 billion in assets as of March 31, 2020 and provides personalized commercial banking services through 33 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents:
Cash and due from banks	$168,962	$66,511
Federal funds sold	493	914
Cash and cash equivalents	169,455	67,425

Investment securities:
Available for sale, at fair value	433,926	339,937
Held to maturity, at cost (estimated fair value of $0 and $86,817 respectively)	—	86,579
Investment securities	433,926	426,516

Federal Home Loan Bank stock, at cost	3,324	3,308
Loans held for sale	476	—

Loans, net of unearned income	1,544,132	1,525,490
Less: allowance for loan losses	11,961	10,929
Net loans	1,532,171	1,514,561

Premises and equipment, net	58,081	56,464
Goodwill	13,217	12,942
Intangible assets, net	6,958	7,166
Other real estate, net	4,385	4,879
Accrued interest receivable	10,076	8,412
Other assets	19,082	15,543
Total Assets	$2,251,151	$2,117,216

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$321,158	$325,888
Interest-bearing demand	714,705	635,942
Savings	145,390	135,156
Time	767,352	756,027
Total deposits	1,948,605	1,853,013

Short-term advances from Federal Home Loan Bank	50,000	13,079
Repurchase agreements	6,603	6,840
Accrued interest payable	5,940	6,047
Long-term advances from Federal Home Loan Bank	3,489	3,533
Senior long-term debt	47,014	48,558
Junior subordinated debentures	14,747	14,737
Other liabilities	5,726	5,374
Total Liabilities	2,082,124	1,951,181

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 9,741,253 shares	9,741	9,741
Surplus	110,836	110,836
Retained earnings	45,549	43,283
Accumulated other comprehensive income	2,901	2,175
Total Shareholders' Equity	169,027	166,035
Total Liabilities and Shareholders' Equity	$2,251,151	$2,117,216
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended March 31,
(in thousands, except share data)	2020	2019
Interest Income:
Loans (including fees)	$22,460	$18,482
Deposits with other banks	235	636
Securities (including FHLB stock)	2,743	2,857
Federal funds sold	—	—
Total Interest Income	25,438	21,975

Interest Expense:
Demand deposits	2,110	2,811
Savings deposits	116	138
Time deposits	4,560	4,007
Borrowings	728	426
Total Interest Expense	7,514	7,382

Net Interest Income	17,924	14,593
Less: Provision for loan losses	1,245	787
Net Interest Income after Provision for Loan Losses	16,679	13,806

Noninterest Income:
Service charges, commissions and fees	729	608
ATM and debit card fees	609	528
Net gains (losses) on securities	500	(402)
Net gains on sale of loans	16	11
Other	571	556
Total Noninterest Income	2,425	1,301

Noninterest Expense:
Salaries and employee benefits	7,399	5,962
Occupancy and equipment expense	1,829	1,485
Other	5,067	3,721
Total Noninterest Expense	14,295	11,168

Income Before Income Taxes	4,809	3,939
Less: Provision for income taxes	984	807
Net Income	$3,825	$3,132

Per Common Share:[1]
Earnings	$0.39	$0.32
Cash dividends paid	$0.16	$0.15

Weighted Average Common Shares Outstanding	9,741,253	9,687,123
See Notes to Consolidated Financial Statements
1 All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$92,806	$235	1.02%	$117,438	$636	2.20%
Securities (including FHLB stock)	413,718	2,743	2.67%	402,908	2,857	2.88%
Federal funds sold	571	—	—%	516	—	—%
Loans held for sale	223	3	5.69%	417	8	7.78%
Loans, net of unearned income	1,514,573	22,457	5.96%	1,276,328	18,474	5.87%
Total interest-earning assets	2,021,891	$25,438	5.06%	1,797,607	$21,975	4.96%

Noninterest-earning assets:
Cash and due from banks	12,382			9,115
Premises and equipment, net	57,142			40,937
Other assets	34,010			12,318
Total Assets	$2,125,425			$1,859,977

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$647,432	$2,110	1.31%	$604,247	$2,811	1.89%
Savings deposits	145,024	116	0.32%	110,130	138	0.51%
Time deposits	758,807	4,560	2.42%	706,824	4,007	2.30%
Borrowings	80,046	728	3.66%	34,510	426	5.00%
Total interest-bearing liabilities	1,631,309	$7,514	1.85%	1,455,711	$7,382	2.06%

Noninterest-bearing liabilities:
Demand deposits	312,160			246,895
Other	11,058			6,771
Total Liabilities	1,954,527			1,709,377

Shareholders' equity	170,898			150,600
Total Liabilities and Shareholders' Equity	$2,125,425			$1,859,977
Net interest income		$17,924			$14,593

Net interest rate spread (1)			3.21%			2.90%
Net interest-earning assets (2)	$390,582			$341,896
Net interest margin (3), (4)			3.57%			3.29%

Average interest-earning assets to interest-bearing liabilities			123.94%			123.49%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.57% and 3.30% for the above periods ended March 31, 2020 and 2019 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended March 31, 2020 and 2019 respectively.
(5)Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019:

	March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$125,230	8.1%	$172,247	11.3%	$157,980	12.2%	$148,156	11.4%
Farmland	21,840	1.4%	22,741	1.5%	16,484	1.3%	17,414	1.3%
1- 4 Family	285,751	18.5%	289,635	18.9%	187,772	14.5%	185,234	14.2%
Multifamily	28,294	1.8%	23,973	1.6%	22,459	1.7%	44,104	3.4%
Non-farm non-residential	654,111	42.3%	616,536	40.3%	585,177	45.1%	604,523	46.4%
Total Real Estate	1,115,226	72.1%	1,125,132	73.6%	969,872	74.8%	999,431	76.7%
Non-Real Estate:
Agricultural	25,320	1.6%	26,710	1.8%	29,193	2.3%	26,587	2.0%
Commercial and industrial	298,185	19.3%	268,256	17.5%	213,993	16.5%	199,768	15.3%
Consumer and other	108,923	7.0%	108,868	7.1%	83,029	6.4%	78,321	6.0%
Total Non-Real Estate	432,428	27.9%	403,834	26.4%	326,215	25.2%	304,676	23.3%
Total loans before unearned income	1,547,654	100.0%	1,528,966	100.0%	1,296,087	100.0%	1,304,107	100.0%
Unearned income	(3,522)		(3,476)		(3,176)		(3,554)
Total loans net of unearned income	$1,544,132		$1,525,490		$1,292,911		$1,300,553

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Nonaccrual loans:
Real Estate:
Construction and land development	$901	$381	$390	$402
Farmland	855	1,274	1,337	1,337
1- 4 family	4,347	2,759	1,975	1,678
Multifamily	—	—	—	—
Non-farm non-residential	4,638	4,646	745	609
Total Real Estate	10,741	9,060	4,447	4,026
Non-Real Estate:
Agricultural	4,480	4,800	4,842	4,923
Commercial and industrial	412	327	454	362
Consumer and other	273	216	1,155	37
Total Non-Real Estate	5,165	5,343	6,451	5,322
Total nonaccrual loans	15,906	14,403	10,898	9,348

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	414	48	—	—
Farmland	—	—	—	—
1- 4 family	1,203	923	2	60
Multifamily	—	—	—	—
Non-farm non-residential	5,056	1,603	184	468
Total Real Estate	6,673	2,574	186	528
Non-Real Estate:
Agricultural	46	—	—	242
Commercial and industrial	139	15	24	127
Consumer and other	58	50	128	19
Total Non-Real Estate	243	65	152	388
Total loans 90 days and greater delinquent & accruing	6,916	2,639	338	916

Total non-performing loans	22,822	17,042	11,236	10,264

Real Estate Owned:
Real Estate Loans:
Construction and land development	669	669	213	219
Farmland	—	—	—	—
1- 4 family	205	559	117	466
Multifamily	—	—	—	—
Non-farm non-residential	3,511	3,651	3,040	3,049
Total Real Estate	4,385	4,879	3,370	3,734
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	4,385	4,879	3,370	3,734

Total non-performing assets	$27,207	$21,921	$14,606	$13,998

Non-performing assets to total loans	1.76%	1.44%	1.13%	1.08%
Non-performing assets to total assets	1.21%	1.04%	0.81%	0.75%
Non-performing loans to total loans	1.48%	1.12%	0.87%	0.79%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2020	2019	2018	2017	2016
Tangible Common Equity
Total shareholders' equity	$169,028	$166,035	$147,284	$143,983	$124,349
Adjustments:
Goodwill	13,217	12,942	3,472	3,472	1,999
Acquisition intangibles	6,349	6,527	2,704	3,249	978
Tangible common equity	$149,462	$146,566	$141,108	$137,262	$121,372
Common shares outstanding[1]	9,741,253	9,741,253	9,687,123	9,687,123	9,205,635
Book value per common share[1]	$17.35	$17.04	$15.20	$14.86	$13.51
Tangible book value per common share[1]	$15.34	$15.05	$14.57	$14.17	$13.18
Tangible Assets
Total Assets	$2,251,151	$2,117,216	$1,817,211	$1,750,430	$1,500,946
Adjustments:
Goodwill	13,217	12,942	3,472	3,472	1,999
Acquisition intangibles	6,349	6,527	2,704	3,249	978
Tangible Assets	$2,231,585	$2,097,747	$1,811,035	$1,743,709	$1,497,969
Tangible common equity to tangible assets	6.70%	6.99%	7.79%	7.87%	8.10%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 16, 2019 to shareholders of record as of December 9, 2019.